UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2023 (September 20, 2023)

Splunk Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

270 Brannan Street

San Francisco, California 94107

(Address of principal executive offices)

Registrant’s telephone number: (415) 848-8400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per shares	SPLK	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 20, 2023, Splunk Inc. (“Splunk” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Cisco Systems, Inc., a Delaware corporation (“Cisco” or “Parent”), and Spirit Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used herein without definition have the meanings specified in the Merger Agreement.

The Company’s Board of Directors (the “Board”) has unanimously approved the Merger Agreement and, subject to certain exceptions set forth in the Merger Agreement, resolved to recommend that the Company’s stockholders adopt the Merger Agreement.

As a result of the Merger, each share of common stock, par value $0.001 per share, of the Company (“Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (subject to certain exceptions, including shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) will, at the Effective Time, automatically be converted into the right to receive $157.00 in cash, subject to applicable withholding taxes (the “Merger Consideration”). The aggregate equity value of the Common Stock acquired by Parent will be approximately $28 billion.

Pursuant to the Merger Agreement, as of the Effective Time, the Merger Consideration in respect of each Unvested Company Share shall remain subject to the subject to the same restrictions, vesting arrangements or repurchase rights that were applicable to such Unvested Company Shares immediately prior to or at the Effective Time, and shall become payable by Parent on the date that such Unvested Company Share would have become vested under the vesting schedule in place for such shares immediately prior to or at the Effective Time and shall otherwise remain subject to substantially the same terms and conditions as were applicable to the underlying Unvested Company Share immediately prior to the Effective Time, and each outstanding repurchase right shall be assigned to Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and subject to the same conditions that were in effect immediately prior to the Effective Time.

Pursuant to the Merger Agreement, as of the Effective Time, each option to purchase shares of Common Stock that is vested as of the Effective Time and that is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such vested stock option, by (y) the total number of shares of Common Stock underlying such vested stock option, subject to applicable withholding taxes. Each option to purchase shares of Common Stock that is not vested and is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such unvested stock option, by (y) the total number of shares of Common Stock underlying such unvested stock option, which resulting amount will, subject to certain exceptions, vest and become payable at the same time as the unvested stock option from which such resulting amount was converted would have vested and been payable pursuant to its terms and will generally remain subject to the same terms and conditions as were applicable to such awards immediately prior to the Effective Time.

Pursuant to the Merger Agreement, as of the Effective Time, each time- and performance-based restricted stock units that is vested as of, or as a result of, the transactions contemplated by the Merger Agreement and that is outstanding as of the Effective Time will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the total number of shares of Common Stock underlying such time- or performance-based restricted stock units (with performance-based restricted stock units vesting at the actual level of performance as determined prior to the closing by the Board or a committee thereof in accordance solely with the terms of the applicable contract with the Company as in effect immediately prior to the Effective Time), by (y) the Merger Consideration, subject to applicable withholding taxes. Each time- or performance-based restricted stock unit that is not vested and is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the total number of shares of Common Stock underlying such unvested time- or performance-based restricted stock units (with performance-based restricted stock units converting at the actual level of performance as determined prior to the closing by the Board or a committee thereof in accordance solely with the terms of the applicable contract with the Company as in effect immediately prior to the Effective Time), by (y) the Merger Consideration, which resulting amount will, subject to certain exceptions, vest and become payable at the same time as the unvested time- or performance-based restricted stock unit from which such resulting amount was converted would have vested and been payable pursuant to its terms and will generally remain subject to the same terms and conditions as were applicable to such awards immediately prior to the Effective Time.

If the Merger is consummated, the Company’s Common Stock will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Closing Conditions

Completion of the Merger is subject to certain closing conditions, including (1) the adoption of the Merger Agreement by a majority of the holders of the outstanding shares of Common Stock, (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approval of the Merger under other applicable antitrust and foreign investment regimes, (3) the absence of any order, injunction or law prohibiting the Merger, (4) the accuracy of the other party’s representations and warranties, subject to certain standards set forth in the Merger Agreement, (5) compliance in all material respects with the other party’s obligations under the Merger Agreement, and (6) no Company Material Adverse Effect having occurred since the date of the Merger Agreement. The parties expect the transaction to close by the end of the third calendar quarter of 2024.

No Solicitation; Board Recommendation

The Company has also agreed not to (a) solicit proposals relating to alternative transactions or (b) enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction from a third party, subject to certain exceptions to permit the Board to comply with its fiduciary obligations. The Company has further agreed to cease and cause to be terminated any existing discussions or negotiations, if any, with regard to alternative transactions. However, subject to satisfaction of certain conditions and under the circumstances specified in the Merger Agreement prior to the adoption of the Merger Agreement by the Company’s stockholders, the Board may change its recommendation and may terminate the Merger Agreement in response to a bona fide acquisition proposal that the Board determines in good faith constitutes a Superior Proposal, subject to customary match rights. The Board may also change its recommendation in response to an Intervening Event.

Termination and Fees

Either the Company or Parent may terminate the Merger Agreement in certain circumstances, including if (1) the Merger is not completed by March 20, 2025, subject to certain limitations, (2) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger, (3) the Company’s stockholders fail to adopt the Merger Agreement, or (4) the other party materially breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases, to the right of the breaching party to cure the breach. Parent and the Company may also terminate the Merger Agreement by mutual written consent.

Upon termination of the Merger Agreement, (A) Parent, under specified circumstances, including termination following an injunction arising in connection with certain Antitrust Laws, will be required to pay the Company a termination fee of $1,478,000,000; and (B) the Company, under specified circumstances, including termination of the Merger Agreement by the Company to accept and enter into a definitive agreement with respect to a Superior Proposal or by Parent upon the Board’s Change of Recommendation, will be required to pay Parent a termination fee of $1,000,000,000.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct its business in all material respects in the ordinary course during the period between the date of the Merger Agreement and the completion of the Merger. The parties have agreed to use reasonable best efforts to take all actions necessary to consummate the Merger, including cooperating to obtain the regulatory approvals necessary to complete the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A copy of the Merger Agreement has been included to provide Company stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Company stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Company stockholders or other security holders. Company stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Company stockholders’ right to receive the Merger Consideration and the right of holders of Company equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, the Company, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Proxy Statement that the Company will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2023, the Board adopted an amendment to the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”), which became effective immediately (the “Bylaws Amendment”). The Bylaws Amendment added a new Section 9.5 in Article IX to the Bylaws, which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain legal actions involving the Company will be the Court of Chancery of the State of Delaware. If the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware. The Bylaws Amendment also provides that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

The foregoing description of the Bylaws Amendment is not complete and is qualified in its entirety by reference to the Bylaws Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 21, 2023, the Company and Parent jointly issued a press release announcing the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

Voting and Support Agreement

On September 20, 2023, in connection with the Merger Agreement, the Company also entered into a Voting and Support Agreement (the “Voting and Support Agreement”) with certain funds affiliated with Hellman & Friedman Advisors LLC (collectively,“H&F”) and Parent, pursuant to which H&F has agreed, among other things, to vote its shares of Common Stock in favor of adoption of the Merger Agreement and against any competing transaction, so long as, among other things, the Merger Agreement remains in effect. As of the date hereof, H&F owns 12,799,822 shares of Common Stock, representing approximately 7.6% of the Company’s total outstanding Common Stock.

The Voting and Support Agreement provides H&F with certain registration rights pursuant to which, among other things, the Company has agreed to prepare and file a registration statement with the SEC as soon as practicable for purposes of registering the resale of any Registrable Securities (as defined in the Voting and Support Agreement). The Voting and Support Agreement cannot be amended without the Company’s consent.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting and Support Agreement, a copy of which is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

Important Information and Where to Find It

In connection with the proposed transaction between Splunk and Cisco, Splunk will file with the SEC a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Splunk stockholders. Splunk may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Splunk may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Splunk through the website maintained by the SEC at www.sec.gov, Splunk’s investor relations website at https://investors.splunk.com or by contacting the Splunk investor relations department at the following:

Splunk Inc.

ir@splunk.com

(415) 848-8400

Participants in the Solicitation

Splunk and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Splunk’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Splunk’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on May 9, 2023. Splunk stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Splunk directors and executive officers in the transaction, which may be different than those of Splunk stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Splunk’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Splunk and Cisco, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Splunk’s business and other conditions to the completion of the transaction; (ii) the impact of the COVID-19 pandemic on Splunk’s business and general economic conditions; (iii) Splunk’s ability to implement its business strategy; (iv) significant transaction costs associated with the proposed transaction; (v) potential litigation relating to the proposed transaction; (vi) the risk that disruptions from the proposed transaction will harm Splunk’s business, including current plans and operations; (vii) the ability of Splunk to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments affecting Splunk’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which Splunk operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Splunk’s financial performance; (xiii) restrictions during the pendency of the proposed transaction that may impact Splunk’s ability to pursue certain business opportunities or strategic transactions; and (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Splunk’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Proxy Statement to be filed with the U.S. Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Splunk’s financial condition, results of operations, or liquidity. Splunk does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 20, 2023, by and among Cisco Systems, Inc., Spirit Merger Corp. and Splunk Inc.

3.1	Second Amended and Restated Bylaws of Splunk Inc., as amended effective as of September 20, 2023

99.1	Press Release, dated as of September 21, 2023.

99.2	Voting and Support Agreement, dated as of September 20, 2023, by and among Cisco Systems, Inc. Splunk Inc. and the Stockholder Parties Thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2023

Splunk Inc.

By:	/s/ Brian Roberts
Name:	Brian Roberts
Title:	Senior Vice President and Chief Financial Officer